SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35679	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Madison County Financial, Inc. (the “Company”) was held on November 13, 2013.  The matter listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 4, 2013.  The final result of the stockholder vote is as follows:

Proposal 1 – Approval of the Madison County Financial, Inc. 2013 Equity Incentive Plan

The stockholders approved the Madison County Financial, Inc. 2013 Equity Incentive Plan as follows:

For	1,866,307
Against	179,220
Abstain	850
Broker non-votes	—

Item 8.01.                      Other Events.

On November 13, 2013, the Board of Directors of the Company authorized an increase in the number of shares that may be repurchased pursuant to the Company’s current stock repurchase plan. Under the newly expanded repurchase plan, the Company is authorized to repurchase an additional 160,000 shares. As of November 13, 2013, the Company had repurchased 157,210 of the 159,653 shares of its common stock that had been previously authorized for repurchase.

The authorization permits shares to be repurchased in open market or negotiated transactions, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.  The authorization will be utilized at management’s discretion, subject to the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements, and to price and other internal limitations established by the Board.

The authorization does not obligate the Company to purchase any particular number of shares. Share repurchases will be funded from available working capital, supplemented if deemed necessary or desirable with dividends from the Company’s principal subsidiary that will be subject to regulatory approval or non-objection. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital.  The stock repurchase program may be carried out through open-market purchases, block trades, and in negotiated private transactions from time to time. The authorization may be suspended, terminated or modified for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.Not Applicable.

(b)	Pro Forma Financial Information.Not Applicable.

(c)	Shell Company Transactions.Not Applicable.

(d)	Exhibits.

Exhibit No. 10.1
Description

Madison County Financial, Inc. 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on October 4, 2013 (File No. 001-35679))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.
DATE: November 14, 2013	By:	David J. Warnemunde
David J. Warnemunde President and Chief Executive Officer